EXHIBIT 99.1

j2 Global Reports Q3 2003 Earnings per Share of $0.28

Company Revises Year-End Guidance Upwards

THIRD QUARTER 2003 RESULTS

The following results reflect the two-for-one stock split effective August 29, 2003.

Total revenues for the third quarter of 2003 increased 51% to $18.9 million compared to $12.5 million for Q3 2002. Total revenues in Q3 2003 grew 11% versus Q2 2003 revenues of $17.0 million.

Earnings before taxes for Q3 2003 increased 93% to $7.5 million compared to $3.9 million for Q3 2002.

Net earnings for Q3 2003 increased 84% to $7.2 million compared to $3.9 million for Q3 2002.

Net earnings per share on a fully diluted basis for Q3 2003 increased 75% to $0.28 per share, compared to $0.16 per share in Q3 2002.

Key financial results for the third quarter 2003 versus the third quarter of 2002 are as follows:

	Quarter	Quarter
	Ended	Ended
	Q3 2003	Q3 2002

Revenues	$18.9 million	$12.5 million

Earnings Before Taxes	$7.5 million	$3.9 million

Net Earnings	$7.2 million	$3.9 million

Net Earnings per fully diluted share	$0.28	$0.16

Free Cash Flow (1) (2)	$7.7 million	$4.1 million

Free Cash Flow per fully diluted share(1) (2)	$0.30	$0.17

            (1) Net cash provided by operating activities, less expenditures on furniture, fixtures and equipment.
            (2) A reconciliation to the most directly comparable GAAP financial measure is provided in the tables appended to this release.

“We are pleased with the operating and financial performance of j2 Global in the third quarter,” said Scott Jarus, president of j2 Global. “We are particularly excited that as we improve our operational and financial position, we are able to increase our focus on several newer opportunities—including expansion of our international business, growth of our corporate sales channel, and the broadening of our service and product offerings.”

Forward-Looking Guidance

Q4 2003 and Revised Year-End Estimates

The Company anticipates revenues in the fourth quarter and for the full year 2003 to approximate $20.3 million and $71.4 million, respectively.

Additionally, j2 Global anticipates net earnings per fully diluted share to approximate $0.31 for the fourth quarter of 2003, and $1.03 for the full year 2003. (1) (2)

The foregoing guidance represents an increase to the Company’s previously issued guidance for the fiscal year. The following chart summarizes this guidance, which is based upon information as of the date of this press release:

	Quarter Ended	Revised	Previous
	Q4 2003	2003 Guidance	2003 Guidance

Revenues	$20.3 million	$71.4 million	$69.6+ million

Net Earnings per fully diluted share(1) (2)	$0.31	$1.03	$0.96+

             (1)  Based upon fully diluted shares of 25,814,951 as of October 15, 2003.
             (2)  Assumes a 5% California tax rate and no reduction of the Company’s tax valuation allowance as further discussed in the following paragraph.

Tax Considerations

In the fourth quarter 2003, j2 Global anticipates reducing its valuation allowance and recognizing a substantial portion of its remaining net operating loss carry-forwards (“NOLs”) as a tax asset. This is expected to result in a one-time tax benefit in Q4 2003 ranging from $9 million to $13 million, or $0.35 to $0.50 per fully diluted share (based upon fully diluted shares of 25,814,951 as of October 15, 2003). This benefit will be reflected in the “income tax” line in the Company’s Statement of Operations for the fourth quarter of 2003. Assuming this takes place, beginning with Q1 2004 and continuing into the future, the Company will reflect both federal and state tax expense in its Statement of Operations. Currently, the Company estimates the accrual of income tax expense to be no greater than 40% assuming current tax rates; however, the actual tax rate accrual for 2004 will depend on several factors, including, but not limited to, tax rates and the relative composition of the Company’s domestic and international business.

As of September 30, 2003, j2 Global had available NOLs for federal and state tax purposes of approximately $41 million and $43 million, respectively. These amounts are greater than the available NOLs for accounting purposes primarily because employee stock option exercises result in deductions for tax purposes but do not impact the amount of taxes required to be accrued under GAAP. We expect this difference to continue, as there are currently outstanding vested options to purchase 785,407 shares at an average exercise price of $3.06 per share, and unvested options to purchase an additional 1,871,965 shares at an average exercise price of $4.41 per share, 90% of which will vest over the next 2.5 years.

Additionally, as of September 30, 2003, the Company had available federal tax credits of approximately $1 million.

2004 View

In the third quarter of 2003, 94% of j2 Global’s revenues were subscriber-based. The remaining 6% consisted of advertising and licensed services revenues.

Since the first quarter of fiscal 2001, the Company has experienced quarter-to-quarter sequential subscriber revenue growth ranging from 5.3% to 12.8%. Advertising and licensed service quarter-to-quarter sequential revenue growth over those past 11 quarters has been highly variable, ranging from a high of 59.5% to a low of (58.0)%.

Additionally, for 10 of the past 11 quarters, the Company has exceeded 40% flow-through of sequential incremental revenue to income before taxes.

j2 Global currently believes that it is reasonable to expect similar ranges of performance in fiscal year 2004.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to more than five million customers around the world. j2 Global’s network spans more than 1,100 cities in 20 countries on five continents. The Company offers its patented services and software through three distinct sales channels: Web, Corporate and Licensed Services, and markets those services under the j2®, eFax®, jConnect®, jFax®, ConsensusTM, Hotsend®, PaperMaster®, Protofax® and Documagix® brands. As of September 30, 2003, j2 Global had achieved 26 consecutive quarters of revenue growth and seven consecutive quarters of positive earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts:
Christine Brodeur or Jonathan Rodgers	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-829-0556 or 310-829-0520	323-372-3617
info@socketmedia.com	press@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Forward-Looking Guidance” section and the subsections therein entitled “Q4 2003 and Revised Year-End Estimates”, “Tax Considerations” and “2004

View”. These forward-looking statements are based on management’s current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Ability to obtain telephone numbers in sufficient quantities on acceptable terms; subscriber growth and retention; the risk of increased competition; uncertainties regarding the protection of proprietary technology or infringement of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and communications; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 31, 2003 and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The guidance provided in the “Forward-Looking Guidance” section of this press release and the subsections therein is based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update this guidance.